SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

Commission file number 1-9431

ESCAGENETICS CORPORATION (Name of Small Business Issuer in Its Charter)

Delaware	94-3012230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 605, 1075 Bellevue Way NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

(206) 901-3595 (Issuer’s Telephone Number, Including Area Code)

Item 4 — CHANGES IN REGISTRANT’S CERTIFYING PUBLIC ACCOUNTANT

(a)(1)(i)  On February 11, 2003, the Company received a letter from Deloitte & Touche LLP (“D&T”) dated February 7, 2003 stating that the client auditor relationship between the Company and D&T had terminated.  D&T served as independent auditor for the Company for the fiscal year ended September 30, 2002.  A copy of the letter is attached hereto as Exhibit 20.1 to this report and is incorporated by reference herein.

(a)(1)(ii)  The audit report of D&T on the financial statements for the  year ended September 30, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

(a)(1)(iv)  During the year ended September 30, 2002 and the subsequent interim period preceding such resignation there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                The Board of Directors has not yet taken any action with respect to the resignation of D&T.  The Board of Directors will approve any successor accounting firm which the Company may engage.

                The Company has provided D&T with a copy of the foregoing disclosures and has requested in writing that D&T furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures as they pertain to D&T.  A copy of D&T’s letter to the SEC dated February 18, 2003 is filed as Exhibit 20.2 to this report and is incorporated by reference herein.

Item 7 — FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements — not applicable

(b)   Pro forma financial information — not applicable

(c)   Exhibits:

(20.1)  Letter from D&T dated February 7, 2003.

(20.2)  Letter from D&T dated February 18, 2003.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESCAGENETICS CORPORATION

By	/s/ Michelle Kline
Michelle Kline, President

Date: February 18, 2003

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Michelle Kline
Michelle Kline, Principal Executive, Financial
and Accounting Officer and Director

Date: February 18, 2003

/s/ Greg L. Key
Greg L. Key, Director

Date: February 18, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page No.

20.1	Letter from D&T dated February 7, 2003	3

20.2	Letter from D&T dated February 18, 2003	4